Exhibit (e)(2)(f)

AMENDMENT TO DISTRIBUTION SERVICES AGREEMENT

AMENDMENT made as of September 22, 2015 to the Distribution Services Agreement (the “Agreement”) made as of February 1, 2002, as amended to date, between SANFORD C. BERNSTEIN FUND, INC., a Maryland corporation (the “Fund”), and ALLIANCEBERNSTEIN INVESTMENTS, INC. (formerly, AllianceBernstein Investment Research and Management, Inc. and prior thereto Alliance Fund Distributors, Inc.), a Delaware corporation (the “Underwriter”). Capitalized terms not defined herein have the meaning set forth in the Agreement.

WITNESSETH

WHEREAS, the Fund and the Underwriter are parties to the Agreement;

WHEREAS, the Fund, on behalf of the International Portfolio, Tax-Managed International Portfolio and Emerging Markets Portfolio, each a series of the Fund (collectively, the “Portfolios”), may offer for sale to the public, from time to time, Class Z shares of one or more of the Portfolios in addition to the offering of each Portfolio’s existing classes of shares;

WHEREAS, the Underwriter is willing to act, and the Fund wishes to appoint the Underwriter to act, as underwriter and distributor of the Class Z shares of each of the Portfolios;

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

1. Section 1 of the Agreement is amended by deleting it in its entirety and replacing it with the following:

SECTION 1. Appointment of the Underwriter.

The Fund hereby appoints the Underwriter as the principal underwriter and distributor of the Fund to sell to the public shares of the classes of shares in the portfolios listed on Schedule I hereto, as amended from time to time, and shares of such other class or classes of the portfolios as the Fund and the Underwriter shall from time to time mutually agree in writing shall become subject to this Agreement (the “New shares”) (the Class A shares, the Class B shares, the Class C shares, the Class R shares, the Class Z shares, the Advisor Class shares and the New shares being collectively referred to herein as the “shares”) and hereby agrees during the term of this Agreement to sell shares to the Underwriter upon the terms and conditions herein set forth.

2.	Schedule I to the Agreement is deleted in its entirety and replaced by Schedule I attached hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement.

SANFORD C. BERNSTEIN FUND, INC.

By:
	Name:	Nancy E. Hay
	Title:	Assistant Secretary

ALLIANCEBERNSTEIN INVESTMENTS, INC.

By:
	Name:	Emilie D. Wrapp
	Title:	Assistant Secretary

Accepted as of the date written above:

ALLIANCEBERNSTEIN L.P.

By:
	Name:	Emilie D. Wrapp
	Title:	Assistant Secretary

SCHEDULE I

New York Municipal Portfolio

AB Intermediate New York Municipal Class A shares

AB Intermediate New York Municipal Class B shares

AB Intermediate New York Municipal Class C shares

AB Intermediate New York Municipal Advisor Class shares

California Municipal Portfolio

AB Intermediate California Municipal Class A shares

AB Intermediate California Municipal Class B shares

AB Intermediate California Municipal Class C shares

AB Intermediate California Municipal Advisor Class shares

Diversified Municipal Portfolio

AB Intermediate Diversified Municipal Class A shares

AB Intermediate Diversified Municipal Class B shares

AB Intermediate Diversified Municipal Class C shares

AB Intermediate Diversified Municipal Advisor Class shares

Short Duration Plus Portfolio

AB Short Duration Class A shares

AB Short Duration Class B shares

AB Short Duration Class C shares

AB Short Duration Class R shares

International Portfolio

AB International Class A shares

AB International Class B shares

AB International Class C shares

AB International Class R shares

AB International Class Z shares

Tax-Managed International Class Portfolio

AB Tax-Managed International Class A shares

AB Tax-Managed International Class B shares

AB Tax-Managed International Class C shares

AB Tax-Managed International Class Z shares

Emerging Markets Portfolio

AB Emerging Markets Portfolio Class Z Shares

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